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                                                                    EXHIBIT 21.1




                           EXHIBIT 21.1 - SUBSIDIARIES







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

                                                                              Jurisdiction of       Percentage
Name                                                                          Organization          Ownership
----                                                                          ---------------       ----------

Capital Senior Living Properties, Inc.                                              Texas              100%

Capital Senior Development, Inc.                                                    Texas              100%

Capital Senior Living, Inc.                                                         Texas              100%

Capital Senior Management 1, Inc.                                                   Texas              100%

Capital Senior Management 2, Inc.                                                   Texas              100%

Quality Home Care, Inc.                                                             Indiana            100%

Capital Senior Living Properties 2, Inc.                                            Texas              100%

Capital Senior Living Properties 2 - Veranda Club, Inc.                             Delaware           100%

Capital Senior Living Properties 2 - Gramercy, Inc.                                 Delaware           100%

HealthCare Properties, L.P.                                                         Delaware            57%

Capital Senior Living Properties 2, Inc. - NHPT                                     Delaware           100%

Capital Senior Living Properties 2, Inc.-  Crosswood Oaks, Inc.                     Delaware           100%

Capital Senior Living Properties 2, Inc.-  Atrium of Carmichael, Inc.               Delaware           100%

Capital Senior Living Properties 2, Inc.- Heatherwood, Inc.                         Delaware           100%

Capital Senior Living Properties 2, Inc.-  Tesson Heights, Inc.                     Delaware           100%

Capital Senior Living Acquisition, LLC                                              Delaware           100%

Capital Senior Living, ILM-A, Inc.                                                  Delaware           100%

Capital Senior Living A, Inc.                                                       Delaware           100%

Capital Senior Living P-B, Inc.                                                     Delaware           100%

Capital Senior Living ILM-B, Inc.                                                   Delaware           100%

Capital Senior Living P-C, Inc.                                                     Delaware           100%

Capital Senior Living ILM-C, Inc.                                                   Delaware           100%

Capital Senior Living Properties 3                                                  Delaware           100%
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                                  Exhibit 21-1